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The Board of Directors
Comtech Telecommunications Corp.:


We consent to the use of our report dated September 24, 1999 included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                 /s/ KPMG LLP


Melville, New York
January 31, 2000